EXHIBIT 23.1



               Consent of Independent certified public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2003, which appears on page 22 of the Annual Report on Form 10-KSB of Atlas Minerals Inc. for the year ended December 31, 2002.



Horwath Gelfond Hochstadt Pangburn, P.C.



Denver, Colorado
May 14, 2003